EQUITABLE

Equitable Financial Life Insurance Company (EFLIC)
Equitable Financial Life Insurance Company of America (EFLOA)

INVESTMENT EDGE

Application for an Individual Flexible Premium Variable and Index-Linked Deferred Annuity

The Annuity Account Value attributable to allocations to the Investment Options of the Separate Accounts are variable and are not guaranteed as to dollar amount.

Administrative Office:

Regular Mail:
Equitable
Retirement Service Solutions
PO Box 1424
Charlotte, NC 28201-1424

Express Mail:
Equitable
Retirement Service Solutions
8501 IBM Dr, Ste 150-IR
Charlotte, NC 28262-4333

For Assistance, please call 888-517-9900 or visit www.equitable.com

1. Contract Series and Type

REQUIRED

A. Contract Series: (Check one)

All share classes may not be available at all Broker Dealers

☐ **Investment Edge**
$10,000 Minimum Contribution
Surrender Schedule
5 year 6%,6%,5%,4%,3%

☐ **Select**
$25,000
Minimum Contribution
No Surrender Charge

☐ **ADV**
$25,000
Minimum Contribution
No Surrender Charge

B. Choose a Contract Type:

☐ Non-Qualified (NQ)
☐ Traditional IRA
☐ Roth IRA
☐ SEP IRA
☐ Qualified Plan Defined Contribution (DC)
☐ Qualified Plan Defined Benefit (DB)
☐ Inherited IRA BCO (Direct Transfer of Decedent IRA)
☐ Inherited Roth IRA BCO (Direct Transfer of Decedent Roth IRA)
☐ Inherited NQ (1035 Exchange of Decedent NQ)
☐ Non-Spousal Beneficiary Qualified Plan (QP) Direct Rollover to an Inherited IRA BCO
☐ Non-Spousal Beneficiary QP Direct Rollover to an Inherited Roth IRA BCO

REQUIRED

C. Total Initial Contribution(s): $ ____________________ (Estimated Value Required In Case of Transfer or Exchange)

Specify Method(s) of Payment:

☐ Check or Wire (make check payable to: EQUITABLE)
☐ 1035 Exchange (NQ, Inherited NQ)
☐ CD or Mutual Fund Proceeds (NQ)
☐ Direct Transfer (IRA, Roth IRA or SEP IRA)
☐ Financial Professional/Client will request funds (Equitable's assistance in collecting funds not required) (IRA or Roth IRA)
☐ Rollover (IRA, Roth or SEP IRA)
☐ IRA Regular Contribution for the year 20____ (IRA or Roth IRA)
☐ Employer Contribution to SEP IRA **(Employee contributions not permitted)**
☐ Direct Rollover (Non-Spousal Beneficiary QP to Inherited IRA only)
☐ Direct Rollover (Non-Spousal Beneficiary QP to an Inherited Roth IRA)

2. Account Registration **(Must be legal resident of U.S. or U.S. Territories)**

REQUIRED

A. Owner (Check one) ☐ Individual ☐ UGMA/UTMA (Child's SSN ______________________)

The Owner types below require additional form(s). See the New Business Form Booklet for more information.

☐ Trust ☐ Qualified Plan Trust (DC/DB) ☐ Other Non-Natural Owner ☐ Custodian (IRA/ROTH)
☐ Beneficiary of Deceased IRA or NQ Owner ☐ Non-Spousal Beneficiary of Deceased QP Participant

☐ **Male** ☐ **Female** **Date of Birth (MM/DD/YYYY)** ______________ **Primary Phone #** ______________

Owner Name ____
(First) (Middle Initial) (Last)

Employer Name (for SEP IRA contracts only) ______________________________

Owner Taxpayer Identification Number (Check one.) ☐ **SSN** ☐ **EIN** ☐ **ITIN** ______________________

____
U.S. Primary Residential Address only — No P.O. Box City State Zip Code

If your Mailing Address is different from the Primary Residential Address above, please provide your Mailing Address in Section 11.

Email Address ____

B. PATRIOT Act Information

Owner must complete this section. If the owner is not an individual, the annuitant must complete this section.

REQUIRED

U.S. Citizen ☐ Yes ☐ No

If **no**, check either: ☐ U.S. Visa (Complete below) or ☐ Permanent Resident (Green Card) (Copy of document required)

Identification/Passport# Exp. Date U.S. Visa Type (if applicable)

C. Joint Owner

(Must be legal resident of U.S. or U.S. Territories) NQ Only

☐ **Male** ☐ **Female** **Date of Birth (MM/DD/YYYY)** ________________ **Primary #** ________________

Name ____

(First) **(Middle Initial)** **(Last)**

Taxpayer Identification Number (Check one.) ☐ **SSN** ☐ **ITIN** ________________

U.S. Primary Residential Address — No P.O. Box City State Zip Code

Email Address ____

Joint Owner Form of Identification (Check one) ☐ Valid Driver's License ☐ Passport ☐ State Issued ID

Identification Number Exp. Date (MM/DD/YYYY)

D. Annuitant

(If other than Owner.) Annuitant must complete the PATRIOT Act Information section 2B above if the owner is NOT an individual.

REQUIRED

☐ **Male** ☐ **Female** **Date of Birth (MM/DD/YYYY)** ________________ **Primary #** ________________

Name ____

(First) **(Middle Initial) (Last)**

Taxpayer Identification Number (Check one.) ☐ **SSN** ☐ **ITIN** ________________

U.S. Primary Residential Address only — No P.O. Box City State Zip Code

Annuity Commencement Date: The Annuity Commencement Date will be the Contract Date Anniversary following the Annuitant's 95th Birthday. You may commence payments earlier by submitting a written request to our Processing Office in accordance with the Contract.

E. Joint Annuitant

Only complete this section if this is a NQ 1035 Exchange of an existing contract with joint annuitants who are spouses.

☐ Male ☐ Female **Date of Birth (MM/DD/YYYY)** ________________ **Primary #** ________________

Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Check one.) ☐ SSN ☐ ITIN

U.S. Primary Residential Address only — No P.O. Box City State Zip Code

3. Beneficiary(ies) (Please use Special Instructions for Additional Beneficiaries.)

REQUIRED

Please enter the beneficiaries full name below. Unless otherwise indicated, proceeds will be divided equally.

A. Primary

1. ______________________ ______% ______________________

Primary Beneficiary Name — Relationship to Owner[1]

☐ SSN ☐ EIN ☐ ITIN ______________________ Date of Birth ______________________

Address ______________________ Phone # ______________________

2. ______________________ ______% ______________________

Primary Beneficiary Name — Relationship to Owner[1]

☐ SSN ☐ EIN ☐ ITIN ______________________ Date of Birth ______________________

Address ______________________ Phone # ______________________

B. Contingent

1. ______________________ ______% ______________________

Contingent Beneficiary Name — Relationship to Owner[1]

☐ SSN ☐ EIN ☐ ITIN ______________________ Date of Birth ______________________

Address ______________________ Phone # ______________________

2. ______________________ ______% ______________________

Contingent Beneficiary Name — Relationship to Owner[1]

☐ SSN ☐ EIN ☐ ITIN ______________________ Date of Birth ______________________

Address ______________________ Phone # ______________________

[1] Please enter the relationship to the annuitant when the Owner is not an Individual.

4. Optional Return of Premium Death Benefit Rider Election (Not Available if electing Income Edge Series)

This optional rider is purchased for an additional charge and may only be elected at the time of application. You should read the prospectus, disclosure on page 8 and applicable supplements for more complete information including the limitations, restrictions, charges and other information that apply to this rider before making an election.

- **Please note:** This rider will automatically be dropped once you elect Income Edge Series and your election becomes effective. Unless and until your Income Edge Series election becomes effective, the rider will continue to remain in effect as will any limitations, restrictions, and/or charges applicable under the rider.
- The age requirement for the benefit is based on the Owner's age(s) at the time the contract is issued, regardless of the Owner's age(s) when the application is signed.

If you do not make an election in this section, the Return of Premium Death Benefit is declined and your contract will be issued with a Return of Account Value death benefit.

☐ **Yes,** I wish to elect **Return of Premium Death Benefit** (Available for Owner issue ages 0-75)

5. General Dollar Cost Averaging (DCA)

- Please select the DCA destination funds in Section 6. The first DCA transfer to these funds will occur upon issuance of your contract; subsequent DCA transfers will occur monthly over the remaining portion of the time period selected below including any allocation into Segments. Amounts transferred into Segments will be first transfered into Segment Type Holding Accounts and then swept on the next Segment Start Date.
- The remaining portion of your initial contribution not allocated to the DCA destination funds will be allocated to the DCA EQ/Money Market.
- Your future contributions will be allocated according to the instructions provided in Section 6, unless otherwise instructed by you.
- The total maximum number of Segments and Investment Options that you can invest in at any time is 160.

Check a box to elect a DCA time period. ☐ 3 months ☐ 6 months ☐ 12 months

REQUIRED

6. Investment Selection

- You must allocate your initial contribution among the Structured Investment Option and the Variable Investment Options below using the Contribution Allocation % column.
- All future contributions will be allocated according to the percentages below unless otherwise instructed by you.
- If you elected General Dollar Cost Averaging in Section 5, the DCA transfers will be made periodically according to the allocation instructions provided below.
- If you elect Rebalancing in Section 7, the Rebalancing transfers will only be made among the Variable Investment Options. See Section 7 for more details.
- If you elect any of the Structured Investment Option Segment Types listed below, once amounts are received, they will be first placed in a Segment Type Holding Account until your Segment(s) becomes available on the Segment Start Date. At that time, your funds will be allocated per your selection(s) below provided that all Segment Participation Requirements specified in the Contract are met.

Investment Options (Includes Structured Investment Option and Variable Investment Options)

Percentages must be whole numbers and total 100%.

Structured Investment Option

Standard Segments

_________% S&P 500 Standard 5 Year -10% Buffer
_________% S&P 500 Standard 5 Year -15% Buffer
_________% Russell 2000 Standard 5 Year -10% Buffer
_________% Russell 2000 Standard 5 Year -15% Buffer
_________% MSCI EAFE Standard 5 Year -10% Buffer
_________% MSCI EAFE Standard 5 Year -15% Buffer
_________% NASDAQ 100 Standard 5 Year -10% Buffer
_________% NASDAQ 100 Standard 5 Year -15% Buffer
_________% S&P 500 Standard 1 Year -10% Buffer
_________% S&P 500 Standard 1 Year -15% Buffer
_________% Russell 2000 Standard 1 Year -10% Buffer
_________% Russell 2000 Standard 1 Year -15% Buffer
_________% MSCI EAFE Standard 1 Year -10% Buffer
_________% MSCI EAFE Standard 1 Year -15% Buffer
_________% NASDAQ 100 Standard 1 Year -10% Buffer
_________% NASDAQ 100 Standard 1 Year -15% Buffer
_________% MSCI EM Standard 1 Year -10% Buffer
_________% MSCI EM Standard 1 Year -15% Buffer

Step Up Segments

_________% S&P 500 Step Up 1 Year -10% Buffer
_________% Russell 2000 Step Up 1 Year -10% Buffer
_________% MSCI EAFE Step Up 1 Year -10% Buffer
_________% NASDAQ 100 Step Up 1 Year -10% Buffer

Dual Direction Segments

_________% S&P 500 Dual Direction 5 Year -10% Buffer
_________% S&P 500 Dual Direction 5 Year -15% Buffer
_________% S&P 500 Dual Direction 1 Year -10% Buffer
_________% Russell 2000 Dual Direction 1 Year -10% Buffer
_________% MSCI EAFE Dual Direction 1 Year -10% Buffer
_________% NASDAQ 100 Dual Direction 1 Year -10% Buffer

Asset Allocation

Risk Based Portfolios

_________% EQ/Aggressive Allocation
_________% EQ/All Asset Growth Allocation
_________% EQ/Conservative Allocation
_________% EQ/Moderate Allocation
_________% EQ/Moderate-Plus Allocation
_________% Equitable Growth MF/ETF Portfolio
_________% Equitable Moderate Growth MF/ETF Portfolio

Asset Allocation (Continued)

Manager Select Portfolios

_________% 1290 VT DoubleLine Dynamic Allocation
_________% American Funds Insurance Series® Asset Allocation Fund℠
_________% BlackRock Global Allocation V.I. Fund
_________% EQ/AB Dynamic Moderate Growth
_________% First Trust/Dow Jones Dividend & Income Allocation Portfolio
_________% First Trust Multi Income Allocation Portfolio
_________% Franklin Allocation VIP Fund
_________% Franklin Income VIP Fund
_________% Franklin Mutual Shares VIP Fund
_________% Invesco V.I. Balanced-Risk Allocation Fund
_________% Janus Henderson Balanced Portfolio
_________% JPMorgan Insurance Trust Global Allocation Portfolio
_________% JPMorgan Insurance Trust Income Builder Portfolio
_________% PIMCO Global Managed Asset Allocation Portfolio
_________% Putnam VT Global Asset Allocation Fund

Specialty

Alternatives/Specialty

_________% 1290 VT Convertible Securities
_________% 1290 VT GAMCO Mergers & Acquisitions
_________% 1290 VT Multi-Alternative Strategies
_________% Eaton Vance VT Floating-Rate Income Fund
_________% EQ/Invesco Global Real Assets
_________% PIMCO VIT Emerging Markets Bond Portfolio
_________% Templeton Global Bond VIP Fund

Commodities

_________% 1290 VT Natural Resources
_________% PIMCO VIT CommodityRealReturn® Strategy Portfolio

REITs

_________% 1290 VT Real Estate

Sector

_________% EQ/MFS Technology
_________% EQ/MFS® Utilities Series
_________% EQ/T. Rowe Price Health Sciences
_________% EQ/Wellington Energy
_________% Invesco V.I. Health Care Fund
_________% Multimanager Technology Portfolio

6. Investment Selection (Continued)

Investment Options (Variable Investment Options)

Large Cap Value Stocks

_______% 1290 VT Equity Income
_______% AB VPS Growth and Income Portfolio
_______% EQ/JPMorgan Value Opportunities
_______% EQ/Large Cap Value Index
_______% EQ/Value Equity
_______% Janus Henderson U.S. Low Volatility Portfolio
_______% MFS® Value Series
_______% Principal Equity Income Fund
_______% T. Rowe Price Equity-Income Portfolio-II

Large Cap Blend Stocks

_______% American Funds Insurance Series® Growth-Income Fund℠
_______% ClearBridge Variable Dividend Strategy Portfolio
_______% EQ/AB Sustainable U.S. Thematic Portfolio
_______% EQ/ClearBridge Select Equity Managed Volatility
_______% EQ/Common Stock Index
_______% EQ/Equity 500 Index
_______% EQ/Fidelity Institutional AM℠ Large Cap
_______% EQ/Franklin Rising Dividends
_______% MFS® Investors Trust Series
_______% MFS® Research Series
_______% Putnam VT Research Fund

Large Cap Growth Stocks

_______% 1290 VT Socially Responsible Portfolio
_______% ClearBridge Variable Aggressive Growth Portfolio
_______% EQ/ClearBridge Large Cap Growth
_______% EQ/Large Cap Growth Index
_______% EQ/Loomis Sayles Growth
_______% EQ/T. Rowe Price Growth Stock
_______% Principal Blue Chip Fund

Mid Cap Stocks

Mid Cap Value Stocks

_______% EQ/American Century Mid Cap Value

Mid Cap Blend Stocks

_______% EQ/Mid Cap Index
_______% Fidelity® VIP Mid Cap Portfolio

Mid Cap Growth Stocks

_______% EQ/Janus Enterprise
_______% Federated Hermes Kaufmann Fund II

Small Cap Stocks

Small Cap Value Stocks

_______% 1290 VT GAMCO Small Company Value
_______% 1290 VT Small Cap Value
_______% AB VPS Small/Mid Cap Value Portfolio

Small Cap Blend Stocks

_______% 1290 VT Microcap
_______% EQ/Small Company Index
_______% Invesco V.I. Small Cap Equity Fund

Small Cap Growth Stocks

_______% EQ/AB Small Cap Growth

International/Global Stocks

International Stocks

_______% American Funds Insurance Series® International Growth and Income Fund℠
_______% EQ/International Equity Index
_______% EQ/Invesco International Growth
_______% EQ/MFS International Growth
_______% EQ/MFS International Intrinsic Value

Emerging Market Stocks

_______% American Funds Insurance Series® New World Fund®
_______% Delaware VIP® Emerging Markets Series
_______% EQ/Emerging Markets Equity PLUS
_______% EQ/Lazard Emerging Markets Equity

Global Stocks

_______% 1290 VT Low Volatility Global Equity
_______% 1290 VT SmartBeta Equity
_______% AB VPS Global Thematic Growth Portfolio
_______% American Funds Insurance Series® Global Growth Fund℠
_______% American Funds Insurance Series® Global Small Capitalization Fund℠
_______% EQ/Invesco Global Portfolio

Bonds

Core Bonds

_______% 1290 VT DoubleLine Opportunistic Bond
_______% EQ/Core Bond Index
_______% EQ/Intermediate Government Bond
_______% EQ/PIMCO Total Return
_______% Janus Henderson Flexible Bond

Inflation-Linked (TIPS)

_______% American Century VP Inflation Protection Fund
_______% EQ/PIMCO Global Real Return Portfolio

Multi-Sector Bond

_______% Fidelity® VIP Strategic Income Portfolio
_______% Lord Abbett Bond Debenture
_______% PIMCO VIT Income Portfolio
_______% Putnam VT Diversified Income Fund

Short Term Bonds

_______% EQ/AB Short Duration Government Bond
_______% EQ/PIMCO Ultra Short Bond

High Yield Bonds

_______% 1290 VT High Yield Bond
_______% Federated Hermes High Income Bond Fund II
_______% Invesco V.I. High Yield Fund

International/Global Bonds

_______% PIMCO VIT Global Bond Opportunities Portfolio (Unhedged)

Cash/Cash Equivalents

_______% EQ/Money Market

7. Rebalancing

Your account value attributable to the Variable Investment Options will be automatically reallocated among the Variable Investment Option Allocation selections in Section 6. The Variable Investment Option percentages will be redetermined based on the proportionate Variable Investment Option allocations percent in Section 6 if a portion of your allocation is to Structured Investment Option. **If your allocations in Section 6 are 100% allocated to the Structured Investment Option, the rebalancing program will not be established regardless of your election in this section**.

- Rebalancing program excludes amounts in the DCA EQ/Money Market and Structured Investment Option including Segment Type Holding Accounts and Segments.

Please select a frequency.

☐ Quarterly ☐ Semi-Annually ☐ Annually

8. Broker Transfer Authority Disclosure

☐ **Yes.** I have granted authority to each of my Financial Professional(s), which are listed below, to act as my agent and provide to Equitable Investment Option transfer instructions in writing, by telephone or electronically, and I hereby authorize and direct Equitable to act on such instructions. I understand and acknowledge that Equitable (i) may rely in good faith on the stated identity of the person(s) placing such instructions, and (ii) will have no liability for any claim, loss, liability, or expense that may arise in connection with such instructions. Equitable will continue to act upon this authorization until such time as we receive written notification in our Processing Office that broker transfer authority has been terminated. Upon receipt of such notification, Equitable will terminate the Financial Professional(s') ability to provide transfer instructions on your behalf. Equitable may (i) change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior notice, and (ii) restrict fax, internet, telephone and other electronic transfer services because of disruptive transfer activity.

9. Current Insurance

REQUIRED

BOTH questions in the Owner Response and the Financial Professional Response columns must be completed and match for the contract to be issued.

Replacement Questions	Owner Response	Financial Professional Response
1. Do you have any other existing life insurance or annuities? *(If yes, a Requirements Questionnaire (which is Equitable's state replacement form) is required even if you answer no for question 2)*	☐ Yes ☐ No	☐ Yes ☐ No
2. Will any existing life insurance or annuity be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Contract applied for will be issued on the life of the Owner? *(If yes, complete the following below and submit a State Requirements Questionnaire, (which is Equitable's state replacement form), if required.)*	☐ Yes ☐ No	☐ Yes ☐ No

Please list the contract(s) below that will be used to fund this new Equitable contract

Company	Type of Plan	Year Issued	Certificate/Contract Number
Company	Type of Plan	Year Issued	Certificate/Contract Number
Company	Type of Plan	Year Issued	Certificate/Contract Number

10. Fraud Warning

Alabama/Arkansas/Louisiana/New Mexico/Rhode Island/West Virginia: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. • **Colorado/District of Columbia/Kentucky/Maine/Tennessee/Washington:** WARNING: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits. • **Delaware/Indiana/Oklahoma:** WARNING: Any person who knowingly and with intent to injure, defraud or deceive an insurer, files a statement of claim containing any false, incomplete, or misleading information is guilty of a felony. • **Kansas:** Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false Information or conceals, for the purpose of misleading, information concerning any fact material thereto may be guilty of insurance fraud as determined by a court of law. • **Maryland:** Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly or willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. • **Ohio:** Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud. • **Texas:** Any person who knowingly and with intent to defraud any insurance company files an application or statement of claims containing any materially false, misleading or incomplete information may be guilty of a crime which may be punishable under state or federal law. • **Vermont:** Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. • **All other states:** Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or a statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and subjects such person to criminal and civil penalties.

11. Special Instructions

Attach a separate sheet if additional space is needed. For Owners whose Mailing Address differs from their Primary Residential Address in Section 2, please complete the following:

Mailing Address — P.O. Box accepted	City	State	Zip Code

12. Signature and Acknowledgements

GENERAL DISCLOSURE. I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

- **I/We are applying for an Individual Variable and Equity Index Linked Deferred Annuity**
- **ACCOUNT VALUE(S) ATTRIBUTABLE TO ALLOCATIONS TO THE VARIABLE INVESTMENT OPTIONS AND THE STRUCTURED INVESTMENT OPTION, I MAY ELECT, MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.**
- In the case of IRAs and Qualified Plans that provide tax deferral under the Internal Revenue Code, by signing this application I acknowledge that I am buying the Contract for its features and benefits other than tax deferral, as the tax deferral feature of the Contract does not provide additional benefits.
- Under penalty of perjury, I acknowledge that all the Taxpayer Identification Numbers in Section 2 and 3 are correct.
- All information and statements furnished in this application are true and complete to the best of my knowledge and belief.
- Equitable may accept amendments to this application provided by me or under my authority.
- No Financial Professional has the authority to make or modify any Contract on behalf of Equitable, or to waive or alter any of Equitable's rights and regulations. Equitable must agree to any change made to the Contract and benefits applied for, or to the age at issue, in writing.
- Charges under the Contract generally apply for the duration of the Contract.
- Fees, Charges and Investment Options vary by Series.
- Unless I elect DCA, if I elect any of the Segment Types available, once amount(s) are received, they will be placed in the applicable Segment Type Holding Account(s) until swept into the Segment Type(s) on the Segment Start Date provided that all Segment Participation Requirements specified in the Contract are met.
- Each Segment in the Structured Investment Option provides a rate of return tied to the performance of specified index. The Segments are not index funds and do not invest in underlying mutual funds that hold investments tracked by a specified index.
- The Segment Rate of Return for Segments using one Segment Option may differ from Segments using different Segment Options even though the Segments have similar durations and/or track similar indices. In addition, because of the way the Segment Rate of Return is calculated for Step Up and Dual Direction Segments, I understand that in certain circumstances a very small difference in the Index Performance Rate can result in a much larger difference in the Segment Rate of Return for those Segments.

12. Signature and Acknowledgements (Continued)

- The prospectus and applicable supplements contain more complete information including the limitations, restrictions and conditions that apply to the Contract.
- Amounts withdrawn from the Contract may be subject to a withdrawal charge.
- In the case of IRAs and Qualified Plans, by signing this application I acknowledge that I am buying the Contract for its features and benefits other than tax deferral. IRAs and Qualified Plans derive tax deferral from the Internal Revenue Code and therefore the tax deferral feature of the Contract does not provide additional benefits.
- The S&P 500® Price Return Index is a product of S&P Dow Jones Indices LLC ("SPDJI"), and has been licensed for use by Equitable. The Investment Edge contract is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P or any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Investment Edge contract.
- Investment Edge is not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to such product or any index on which such product is based. The prospectus contains a more detailed description of the limited relationship that MSCI has with Equitable and any related product.

OPTIONAL RETURN OF PREMIUM DEATH BENEFIT DISCLOSURE. I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

- There is an additional charge if the Return of Premium Death Benefit ("ROP DB") is elected.
- The ROP DB cannot be terminated once it is elected, unless we revise the charge for the rider; you may elect to terminate during the rider drop period.
- The ROP DB does not provide an Annuity Account Value or Cash Value and cannot be withdrawn.
- If I/We elect the ROP DB, the maximum age I/We may make contributions to the Contract will be through age 75 (or first Contract Date Anniversary if later) of the older of the original Owner or Annuitant.
- Withdrawals under the Contract may reduce my ROP DB.
- The ROP DB may be of limited use if required minimum distributions apply, now or in the future, to my Contract because withdrawals that are made from this Contract to meet the required amount may significantly reduce the benefit.

Prospectus Information: **I acknowledge that I have received the most current prospectus and supplements, for Investment Edge. After reviewing my financial information and goals with my Financial Professional, I believe that this Contract will meet my financial goals.**

By signing the application below, I acknowledge that I received the initial prospectus, I understand that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in Equitable's Electronic Delivery Service. By signing this application, I acknowledge and agree to the elections I have made and understand the terms and conditions set forth in this application.

Contract State: (if applicable, please check one)

We will issue and deliver a contract to you based on the state of primary residence. If you sign the application in a state other than the primary residence state:

I acknowledge that either:

☐ I have a second residence where the application was signed (the state of sale);

Or

☐ I work or maintain a business in the state where the application was signed (the state of sale).

Issuing Company:

The issuing Company for the contract will be **Equitable Financial Life Insurance Company of America**, unless the primary selling Agent is an Equitable Advisors Financial Professional whose **business address** is in the state of **New York**, in which case the issuing Company will be **Equitable Financial Life Insurance Company.**

REQUIRED

X ____

Owner Signature | City, State | Date (MM/DD/YYYY)

X ____

Joint Owner Signature | City, State | Date (MM/DD/YYYY)

X ____

Annuitant Signature (if different than Owner) | City, State | Date (MM/DD/YYYY)

X ____

Joint Annuitant Signature | City, State | Date (MM/DD/YYYY)

13. Financial Professional Section

REQUIRED

A. Did you (i) verify the identity by reviewing the driver's license/passport of the Owner, or in the case of an entity owner, obtain documentary evidence of entity's existence (e.g. articles of incorporation, trust agreement, etc.), and (ii) inquire about the source of the customer's assets and income? ☐ Yes ☐ No

B. Is the Proposed Owner/Annuitant, or is their family member or close associate, a government, political official or foreign military official? ☐ Yes ☐ No

If "Yes", please provide explanation of position and relationship ______________________________

C. Is the Proposed Owner/Annuitant currently an Active Duty* Member of the Armed Forces? ☐ Yes ☐ No

(If "**Yes**", you must also submit a complete and signed LIFE INSURANCE/ANNUITY DISCLOSURE TO ACTIVE DUTY MEMBERS OF THE ARMED FORCES.)

* Active Duty means full-time in the active military service of the United States and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training. The term does not include members of the reserve component who are performing active duty or active duty for training under military calls or orders specifying periods of less than 31 calendar days.

D. KANSAS ONLY: I/we further acknowledge that this transaction is in accord with the Company's written statement with respect to the acceptability and appropriateness of replacements. The Question below must be completed to the best of your knowledge.

Will this contract replace or use cash values of any existing life insurance or annuity with this or any other company? ☐ Yes ☐ No

If the annuity being purchased is intended to replace or use cash values of any existing life insurance or annuity with this or any other company, please complete the Requirements Questionnaire (which is Equitable's state replacement form).

If the Contract applied for replaces any existing life insurance or annuity with this or any other company, I attest that I have reviewed the potential advantages and disadvantages of the proposed transaction.

E. NORTH CAROLINA ONLY: I acknowledge that I have truly and accurately recorded on the application the information provided by the Proposed Owner. ☐ Yes ☐ No

F. ☐ Please check this box if you are an **Equitable Advisors FP** and the primary selling Agent's **business address** is in the state of **New York,** in which case the issuing company for the contract will be **Equitable Financial Life Insurance Company**. In all other cases, the issuing company will be Equitable Financial Life Insurance Company of America.

For the purposes of the Structured Investment Option, the applicant understands that he/she is applying for an indexed–based annuity, and that while the values of the policy may be affected by an external index, amounts allocated to the Segments do not directly participate in any stock or equity investments.

REQUIRED

X ______________________________

Primary Financial Professional Signature

Please provide at least one of the following numbers in full:

Social Security	Central Registration Depository	National Producer Number	**Equitable Advisors ONLY** Agent Code

Print Name ______ % ______ Phone Number ______

Client Account Number ______ Email Address ______ Agent Location ______

X ______________________________

Financial Professional Signature

Please provide at least one of the following numbers in full:

Social Security	Central Registration Depository	National Producer Number	**Equitable Advisors ONLY** Agent Code

Print Name ______ % ______ Phone Number ______

Financial Professional Use Only. Contact your home office for program information.

Once selected, program cannot be changed.

Investment Edge ☐ Option I ☐ Option II ☐ Option III ☐ Option IV

Select ☐ Option I